UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.
On October 25, 2016, Nova Furniture Ltd., a company incorporated in Samoa (“Nova Samoa” or “Seller”) and wholly owned subsidiary of Nova LifeStyle, Inc. (the “Company”), completed the transfer of its entire ownership of Nova Furniture Ltd. in BVI (“Nova BVI”), a wholly owned subsidiary of the Seller to Kuka Design Limited, a company incorporated in British Virgin Islands (the “Buyer”), pursuant to a Share Transfer Agreement (the “Agreement”) entered by the Seller and the Buyer on September 23, 2016, as previously disclosed on a Form 8-K filed by the Company on September 29, 2016.
Pursuant to the terms of the Agreement, the Buyer purchased 100% ownership of Nova BVI, which value is primarily derived from Nova BVI’s wholly-owned operating entity Nova Furniture (Dongguan) Co., Ltd. in China (“Nova Dongguan”), and Nova Dongguan’s wholly owned subsidiary Nova Dongguan Chinese Style Furniture Museum (“Nova Museum”) and 90.91% owned subsidiary Dongguan Ding Nuo Household Products Co., Ltd. (“Ding Nuo”).  The total purchase price for Nova BVI is $8,500,000, which has been fully paid on October 6, 2016.
Item 9.01      Financial Statements and Exhibits.
(b)(1) Pro forma financial information
     The information required by Item 9.01(b) will be filed or furnished by amendment no later than 71 calendar days after the date on which this Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: October 26, 2016	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson and President